EXHIBIT 99.1

RADNOR HOLDINGS CORPORATION ANNOUNCES

AGREEMENT TO BUY PLASTIC PACKAGING ASSETS OF POLAR PLASTICS

RADNOR, PA, November 13, 2003

Radnor Holdings Corporation announced today an agreement to acquire the plastic packaging assets of Polar Plastics Inc and its subsidiary, Polar Plastics (NC) Inc. The transaction is expected to close by December 1, 2003 and is subject to certain conditions.

Polar Plastics’ operations are based in North Carolina and include two manufacturing facilities that produce disposable polypropylene and polystyrene products sold primarily to the foodservice industry.

Radnor Holdings Corporation is a leading manufacturer and distributor of disposable foodservice packaging products in the United States and of specialty chemical products worldwide.

For further information, please contact Michael V. Valenza, Senior Vice President and Chief Financial Officer of Radnor Holdings Corporation, or R. Radcliffe Hastings, Senior Vice President and Treasurer of Radnor Holdings Corporation, at 610-341-9600.